Exhibit A

FIRST TRUST EXCHANGE-TRADED FUND II

Funds	Date
First Trust STOXX® European Select Dividend Index Fund	January 31, 2023
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund	January 31, 2023
First Trust Dow Jones Global Select Dividend Index Fund	January 31, 2023
First Trust Global Wind Energy ETF	January 31, 2023
First Trust Global Engineering and Construction ETF	January 31, 2023
First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund	January 31, 2023
First Trust Indxx Global Natural Resources Income ETF	January 31, 2023
First Trust Indxx Global Agriculture ETF	January 31, 2023
First Trust BICK Index Fund	January 31, 2023
First Trust Indxx NextG ETF	January 31, 2023
First Trust NASDAQ Global Auto Index Fund	January 31, 2023
First Trust Cloud Computing ETF	January 31, 2023
First Trust International IPO ETF	January 31, 2023
First Trust Nasdaq Cybersecurity ETF	January 31, 2023
First Trust IPOX Europe Equity Opportunities ETF	January 31, 2023
First Trust Dow Jones International Internet ETF	January 31, 2023
First Trust Indxx Metaverse ETF	March 4, 2024
First Trust Nasdaq Lux Digital Health Solutions ETF	March 7, 2024